                         METROPOLITAN SERIES FUND, INC.

                             SUB-ITEM 77Q1 EXHIBITS

In response to Sub-Item 77Q1(e), the following Sub-Advisory Agreements were either adopted or amended, and such agreements are attached herewith as follows:

SUB-ADVISORY AGREEMENTS
------------------------

PORTFOLIOS:

Davis Venture Value Portfolio              Exhibit 77Q1(e)(i)
T. Rowe Price Large Cap Growth Portfolio   Exhibit 77Q1(e)(ii)

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                                                              Exhibit 77Q1(e)(i)

                         METROPOLITAN SERIES FUND, INC.

                                 AMENDMENT NO. 4
                                     TO THE
                              SUBADVISORY AGREEMENT
                         (DAVIS VENTURE VALUE PORTFOLIO)

     AMENDMENT made this 17th day of November 2011 to the Subadvisory Agreement dated May 1, 2003 as amended February 24, 2009, November 9, 2006, and November 4, 2005 (the "Agreement"), by and between MetLife Advisers, LLC, a Delaware limited liability company (the "Manager"), Davis Selected Advisers, L.P., a Delaware limited partnership (the "Subadviser"), and Davis Selected Advisers - NY, Inc., a Delaware corporation ("DSA-NY"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE TO COMPENSATION OF SUBADVISER

     Pursuant to Paragraph 11 of the Agreement, the compensation of the Subadviser referenced in Paragraph 7, which contains the schedule of fees, is hereby amended as follows:

     7. Compensation of the Subadviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Subadviser hereunder, the Manager shall pay the Subadviser compensation at the annual rate of 0.350% of the first $50 million of the average daily net assets of the Portfolio, 0.325% of the next $450 million of such assets, 0.300% of such assets in excess of $500 million. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Portfolio pursuant to the Advisory Agreement. The Manager may from time to time waive the compensation it is entitled to receive from the Fund, however, any such waiver will have no effect on the Manager's obligation to pay the Subadviser the compensation provided for herein.

2. SUBADVISORY AGREEMENT

     In all other respects, the Agreement is confirmed and remains in full force and effect.

3. EFFECTIVE DATE

     This Amendment shall be effective as of the date of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

                                        METLIFE ADVISERS, LLC


                                           By: /s/ Jeffrey L. Bernier
                                               ---------------------------------
                                           Name: Jeffrey L. Bernier
                                           Title: Senior Vice President


                                        DAVIS SELECTED ADVISERS, L.P.
                                        By: Davis Investments, LLC, Inc., as
                                        General Partner


                                           By: /s/ Kenneth Eich
                                               ---------------------------------
                                           Name: Kenneth Eich
                                           Title: Chief Operating Officer


                                        DAVIS SELECTED ADVISERS - NY, INC.


                                           By: /s/ Thomas Tays
                                               ---------------------------------
                                           Name: Thomas Tays
                                           Title: Vice President

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                                                             Exhibit 77Q1(e)(ii)

                         METROPOLITAN SERIES FUND, INC.

                                 AMENDMENT NO. 4
                                     TO THE
                              SUBADVISORY AGREEMENT
                   (T. ROWE PRICE LARGE CAP GROWTH PORTFOLIO)

     AMENDMENT made this 19th day of May, 2011 to the Subadvisory Agreement dated May 1, 2001 as amended November 9, 2006, February 3, 2005 and August 5, 2004 (the "Agreement"), by and between MetLife Advisers, LLC, a Delaware limited liability company (the "Adviser"), and T. Rowe Price Associates, Inc., a Maryland corporation (the "Subadviser") with respect to the T. Rowe Price Large Cap Growth Portfolio (the "Portfolio"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   CHANGE TO COMPENSATION OF SUBADVISER

     Pursuant to Article 5 of the Agreement, the Appendix of the Agreement referenced in Article 2, which contains the schedule of fees hereby amended as follows:

     Fee Schedule.
     ------------

Asset Range of the Portfolio $0 to $100,000,000:
   0.500% on the first $50,000,000
   0.400% on the next $50,000,000

Asset Range of the Portfolio $100,000,000 to $1,000,000,000:
   0.400% on the first $250,000,000
   0.375% on the next $250,000,000
   0.350% on the next $500,000,000

Asset Range of the Portfolio over $1,000,000,000:
   0.350% on the first $1,000,000,000
   0.325% on the excess over $1,000,000,000

2.   SUBADVISORY AGREEMENT

     In all other respects, the Agreement is confirmed and remains in full force and effect.

3.   EFFECTIVE DATE

     This Amendment shall become effective as of the date of this amendment.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 19th day of May, 2011.

METLIFE ADVISERS, LLC                    T. ROWE PRICE ASSOCIATES, INC.


By: /s/ Jeffrey L. Bernier               By: /s/ Darrell N. Braman
    ---------------------------------        -----------------------------------
    Jeffrey L. Bernier                   Name: Darrell N. Braman
    Senior Vice President                Title: Vice President